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                                                                    EXHIBIT 16.1

                 [LETTERHEAD OF ARTHUR ANDERSEN APPEARS HERE]


July 21, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:

We have read Item 4 (a)(1)(i), (a)(1)(ii), (a)(1)(iv), (a)(1)(v) in the Form 8-K dated July 20, 1999 of AMDL, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

MRR/907009DW

Copy to:
Mr. Gary Dreher, AMDL, Inc.